                                                                    Exhibit 11.0


                 CSP, INC. AND SUBSIDIARIES

               COMPUTATION OF PER SHARE EARNINGS

              For the years ended August 28, 1998,
              August 29, 1997, and August 30, 1996
                   (in thousands except for
                       per share amounts)


                                                                  1998              1997            1996
                                                             ---------------   --------------  ---------------
Net income (Loss) Per Common Share--(Basic)

Net Income (Loss)                                                     $1,362           $ (721)          $  108
                                                             ---------------   --------------  ---------------
Weighted average common shares outstanding                             3,265            3,246            3,226
                                                             ---------------   --------------  ---------------
Net income per common share--(Basic)                                  $ 0.42           $(0.22)          $ 0.03
                                                             ---------------   --------------  ---------------
                                                             ---------------   --------------  ---------------
Net Income (Loss) Per Common Share--(Diluted)

Net Income (Loss)                                                     $1,362           $ (721)          $  108
                                                             ---------------   --------------  ---------------
                                                             ---------------   --------------  ---------------
Weighted average common shares outstanding                             3,265            3,246            3,226

Add: Net additional common shares upon
     exercise of stock options                                            75               --               41
                                                             ---------------   --------------  ---------------

Weighted average common shares outstanding                             3,340            3,246            3,267
                                                             ---------------   --------------  ---------------
                                                             ---------------   --------------  ---------------
                                                                      $ 0.41           $(0.22)          $ 0.03
                                                             ---------------   --------------  ---------------
                                                             ---------------   --------------  ---------------
